Exhibit 99.1

Lipella Pharmaceuticals Announces $1.28 Million Registered Direct Offering of Common Stock Priced At-the-Market Under Nasdaq Rules

PITTSBURGH, PA, August 1, 2024 (PRNEWSWIRE) – Lipella Pharmaceuticals Inc. (“Lipella” or the “Company”) (Nasdaq: LIPO), a clinical-stage biotechnology company addressing serious diseases with significant unmet need, today announced that it has entered into a definitive agreement for the purchase and sale of an aggregate of 2,066,000 shares of common stock (or pre-funded warrants in lieu thereof) at a purchase price of $0.62 per share (or pre-funded warrant in lieu thereof) in a registered direct offering priced at-the-market under Nasdaq rules. The offering is expected to close on or about August 1, 2024, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds to Lipella from the offering are expected to be approximately $1.28 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. Lipella currently intends to use the net proceeds from the offering for working capital and general corporate purposes.

The securities described above are being offered and sold by the Company pursuant to a “shelf” registration statement on Form S-3 (Registration No. 333-276815), including a base prospectus, previously filed with the Securities and Exchange Commission (“SEC”) on February 1, 2024 and declared effective by the SEC on February 8, 2024. The offering of the securities is being made only by means of a prospectus supplement that forms a part of such registration statement. A prospectus supplement and accompanying base prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement and accompanying base prospectus may also be obtained, when available, by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Lipella Pharmaceuticals

Lipella is a clinical-stage biotechnology company focused on developing new drugs by reformulating the active agents in existing generic drugs and optimizing these reformulations for new applications. Additionally, Lipella maintains a therapeutic focus on diseases with significant, unaddressed morbidity and mortality where no approved drug therapy currently exists. Lipella completed its initial public offering in December 2022. For more information, please visit www.lipella.com or LinkedIn.

Forward-Looking Statements

This press release includes certain “forward-looking statements.” All statements, other than statements of historical fact, included in this press release regarding, among other things, the satisfaction of the closing conditions of this registered direct offering, our strategy, future operations, financial position, prospects, pipeline and opportunities, sources of growth, successful implementation of our proprietary technology, plans and objectives are forward-looking statements. Forward-looking statements can be identified by words such as “may,” “will,” “could,” “continue,” “would,” “should,” “potential,” “target,” “goal,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “predicts,” “expects,” “projects” and similar references to future periods. Forward-looking statements are based on our current expectations and assumptions regarding future events and financial trends that we believe may affect among other things, the completion of the offering, the satisfaction of customary closing conditions related to the offering, the anticipated use of proceeds from offering, our financial condition, results of operations, business strategy, short- and long-term business operations and objectives, and financial needs. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. There are risks, uncertainties and other factors, both known and unknown, that could cause actual results to differ materially from those in the forward-looking statements which include, but are not limited to, regional, national or global political, economic, business, competitive, market and regulatory conditions, and other factors. Any forward-looking statement made by us is based upon the reasonable judgment of our management at the time such statement is made and speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law. Nothing contained herein is, or shall be relied upon as, a promise or representation as to the past or future. In addition, the information contained in this press release is as of the date hereof, and the Company has no obligation to update such information, including in the event that such information becomes inaccurate. You should not construe the contents of this press release as legal, tax and financial advisors as to legal and related matters concerning the matters described herein.

CONTACT

Dr. Jonathan Kaufman, CEO

Lipella Pharmaceuticals

Info@Lipella.com

1-412-894-1853

Jeff Ramson

PCG Advisory

jramson@pcgadvisory.com

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